UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 12, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 12, 2005, CoTherix, Inc. filed a registration statement in connection with a proposed public offering of its common stock. In the registration statement, the Company disclosed that cash and cash equivalents at December 31, 2004 was approximately $43.3 million.

Item 8.01. Other Events

On January 12, 2005, CoTherix, Inc. announced the filing of a registration statement in connection with a proposed public offering of 4,000,000 shares of its common stock. In addition, CoTherix announced plans to grant an option to the underwriters the option to purchase up to an additional 600,000 shares of common stock to cover over-allotments, if any. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release of CoTherix, Inc. dated January 12, 2005 regarding the announcement of a filing of a registration statement in connection with a proposed follow-on offering of 4,000,000 shares of its common stock, furnished in accordance with Item 8.01 of this Current Report.

The information in this Current Report (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2005

CoTherix, Inc.

By:	/s/ Christine Gray-Smith
Christine Gray-Smith Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED JANUARY 12, 2005

Exhibit	Description
99.1	Press Release of CoTherix, Inc. dated January 12, 2005 regarding the announcement of a filing of a registration statement in connection with a proposed follow-on offering of 4,000,000 of its common stock, furnished in accordance with Item 8.01 of this Current Report.